UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2005
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12983 (Commission File Number)	06-1398235 (IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-99.1
EX-99.2

Item 1.01 Entry Into A Material Agreement
     On December 22, 2005, the Company issued a press release with respect to the information set forth below in response to this Item 1.01. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On December 22, 2005, Grupo General Cable Sistemas S.A. (“Sistemas”), a wholly-owned Spanish subsidiary of General Cable Corporation (the “Company”), entered into a Long-Term Financing Agreement (the “Sabadell Financing Agreement”) among Sistemas, as the Borrower, General Cable Celcat Energ. Tel. S.A. (“Celcat”), a wholly-owned Portuguese subsidiary of the Company, as the Guarantor, and Banco de Sabadell S.A. (the “Bank”), as the Agent and the Financial Institution. The primary purposes of the Sabadell Financing Agreement are to provide funding up to €75,000,000 in two tranches. The first, for €50,000,000 and having a seven year maturity, is to fund the acquisition of the Cables Division of Sagem Communications (described below) and other potential acquisitions by Sistemas. The second, for €25,000,000 and having a five year maturity, is for general corporate purposes. Interest on both tranches is tied to short term (1, 2, 3 and 6 month) EURIBOR rates plus a margin (not to exceed 1.5%) based on Sistemas’ Net Debt/EBITDA ratios.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 22, 2005, the Company issued a press release with respect to the information set forth below in response to this Item 2.01. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On December 22, 2005, Sistemas, as Purchaser, pursuant to the terms and conditions of a definitive Share Purchase Agreement dated as of November 18, 2005 (“Share Purchase Agreement”) with Safran SA, a French corporation, and Sagem Communication, a French corporation, as Seller, acquired the Cables Division of Sagem Communication. The Share Purchase Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     Pursuant to the Share Purchase Agreement, Purchaser purchased the shares of a newly formed company (“Silec Cable”), which received via contribution the assets of the Cables Division and certain specified liabilities included in a final closing balance sheet prepared under a set of accounting principles agreed to by the parties. Certain assets were excluded and certain liabilities will remain the responsibility of the Seller, including liability for certain types of litigation and environmental claims and intercompany debt, under the terms of the Share Purchase Agreement. Consideration for the purchase of the shares of Silec Cable was approximately €66.4 million which represented 85% of the estimated purchase price. Such amount of purchase consideration is subject to adjustment, which adjustment, if any, will be determined under the process provided for in the Share Purchase Agreement based on the net equity shown in the closing balance sheet.
Item 9.01 Financial Statements and Exhibits.
     (c) The following have been filed as exhibits to this Form 8-K:
     99.1 General Cable Corporation Press Release dated December 22, 2005.
     99.2 Share Purchase Agreement among Groupo General Cable Sistemas, S. A., Safran SA and Sagem Communication dated November 18, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

December 22, 2005	By: Name:	/s/ Robert J. Siverd Robert J. Siverd
	Title:	Executive Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Method of Filing

99.1	General Cable Corporation Press Release dated December 22, 2005.	Filed Herewith

99.2	Share Purchase Agreement among Groupo General Cable Sistemas, S. A., Safran SA, and Sagem Communication, dated November 18, 2005.	Filed Herewith